Exhibit 10.2

AMENDMENT NO. 3 TO

FURTHER AMENDED AND RESTATED EMPLOYMENT AGREEMENT

APRIL 5, 2013

This Amendment to the Agreement (defined below) is entered into as of April 5, 2013, by and among RenaissanceRe Holdings Ltd. (the “Company”) and Neill A. Currie (“Employee”). All terms not defined herein shall have the meaning ascribed to them in the Agreement.

WHEREAS, the Company and Employee are parties to that certain further amended and restated employment agreement dated as of February 19, 2009, as amended January 8, 2010, and February 19, 2013 (the “Agreement”), which governs Employee’s employment with the Company; and

WHEREAS, the Company and Employee desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and considerations contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the parties agree as follows:

Section 4(e)(viii) shall be deleted in its entirety and replaced with the phrase: “[Intentionally omitted]”.

Section 4(e)(ix) shall be deleted in its entirety and replaced with the phrase: “[Intentionally omitted]”.

Section 4(d) of the Agreement shall be deleted in its entirety and replaced with the following provision:

“The Company acknowledges and agrees that Employee’s Retirement Eligibility Date occurred on July 5, 2005, and the vesting of any Awards held by Employee relating to the occurrence of the Retirement Eligibility Date will not be modified in any manner.”

Section 8(b)(vi) shall be deleted in its entirety and replaced with the following provision:

“(A) Vesting, as of the date of termination, of all Awards, other than the Special Equity Grant and Awards that as of their date of grant were subject to both service- and performance-based vesting requirements, (B) the Special Equity Grant and all Awards that as of their date of grant were subject to both service- and performance-based vesting requirements shall remain outstanding through the last day of the applicable performance periods, without regard for the termination of Employee’s employment, and shall vest (or fail to vest and be forfeited) based on the level of actual attainment of performance goals at such time or times as would have been the case had the service vesting provisions continued to apply and Employee remained employed through all applicable service vesting periods; provided, however, the eligibility for continued vesting based on performance shall immediately cease, and all Awards shall be forfeited, in the event that Employee violates any provision of the restrictive covenants set forth herein, and (C) any Awards that are stock options shall remain outstanding until the earliest of (x) exercise, (y) the expiration of the original term and (z) the fifth anniversary of the date of termination.”

Section 8(d)(vii) shall be deleted in its entirety and replaced with the following provision:

“(A) Vesting, as of the date of termination, of all Awards, other than the Special Equity Grant and Awards that as of their date of grant were subject to both service- and performance-based vesting requirements, (B) the Special Equity Grant and Awards that as of their date of grant were subject to both service- and performance-based vesting requirements shall remain outstanding through the last day of the applicable performance periods, without regard for the termination of Employee’s employment, and shall vest (or fail to vest and be forfeited) based on the level of actual attainment of performance goals at such time or times as would have been the case had the service vesting provisions continued to apply and Employee remained employed through all applicable service vesting periods; provided, however, the eligibility for continued vesting based on performance shall immediately cease, and all Awards shall be forfeited, in the event that Employee violates any provision of the restrictive covenants set forth herein, and (C) any Awards that are stock options shall remain outstanding until the earliest of (x) exercise, (y) the expiration of the original term and (z) the day prior to the second anniversary of the date of termination.”

The first sentence of Section 8(f)(iii) shall be deleted in its entirety and replaced with the following provision:

“If such termination is a Retirement (A) any Awards which are stock options and which have been held by Employee for at least one year at the time of Retirement (1) and which are unvested at the date of termination shall continue to vest as if Employee had remained employed through the applicable vesting period, and (2) shall remain outstanding until the earliest of (x) exercise, (y) the expiration of the original term and (z) the day prior to the fifth anniversary of the date of termination, and (B) the Special Equity Grant and any Awards that as of their date of grant were subject to both service- and performance-based vesting requirements shall remain outstanding through the last day of the applicable performance periods, without regard for the termination of Employee’s employment, and shall vest (or fail to vest and be forfeited) based on the level of actual attainment of performance goals at such time or times as would have been the case had the service vesting provisions continued to apply and Employee remained employed through all applicable service vesting periods; provided, however, the eligibility for continued vesting based on performance shall immediately cease, and all Awards shall be forfeited, in the event that Employee violates any provision of the restrictive covenants set forth herein.”

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Except as otherwise specifically set forth herein, all terms and provisions of the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the date first set forth above.

/s/ Neill A. Currie
Neill A. Currie

/s/ Stephen H. Weinstein
RenaissanceRe Holdings Ltd.
By:	Stephen H. Weinstein
Title:	Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary

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